                           RESTRICTED STOCK AGREEMENT

     THIS AGREEMENT, entered into as of the Grant Date (as defined in paragraph
1), by and between the Participant and CapRock Communications Corp. (the "Company");

                                WITNESSETH THAT:

     WHEREAS, the Company maintains the 1998 Equity Incentive Plan (the "Plan"), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the committee administering the Plan (the "Committee") to receive a Restricted Stock Award under the Plan;

     NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

     1. Terms of Award. For following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

     The "Participant" is James E. Skinner.

     The "Grant Date" is August 14, 2000.

     The "Restricted Period" is the period beginning on the Grant Date and ending on August 14, 2003; provided, however, that all of the restrictions on the Restricted Stock set forth herein shall lapse and such shares of Restricted Stock shall fully vest in accordance with the following vesting schedule:

     One-third, or 16,666, of the total shares of the Restricted Stock shall no longer be restricted following the first anniversary of the Grant Date;

     An additional one-third, or 16,667, of the total shares of Restricted Stock shall no longer be restricted following the second anniversary of the Grant Date;

     An additional one-third, or 16,667, of the total shares of Restricted Stock shall no longer be restricted following the third anniversary of the Grant Date.

     Notwithstanding the vesting schedule set forth above and so long as the Date of Termination (as defined in paragraph 6) has not occurred, in the event of a "Change of Control" as defined in the Plan, (except as provided below), the vesting schedule above shall be accelerated such that the Restricted Stock shall be deemed to be fully vested immediately prior to such event. For purposes of this Agreement, "Change of Control" shall not include any "Change of Control" that results from the Company's issuance of equity securities in connection with an acquisition of assets.

     Notwithstanding the vesting schedule set forth above and so long as the Date of Termination has not occurred, in the event that the employment of the Participant is terminated pursuant to Section 5.02 (Incapacity), 5.03 (Death), or 5.05 (Without Cause) of that certain




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Employment Agreement between the Company and the Participant dated of even date herewith, the vesting schedule above shall be accelerated such that the Restricted Stock shall be deemed to be fully vested immediately prior to such event.

     The number of shares of "Restricted Stock" awarded under this Agreement shall be 50,000 shares. Shares of "Restricted Stock" are shares of Stock granted under this Agreement and are subject to the terms of this Agreement and the Plan.

     Other terms used in this Agreement are defined pursuant to paragraph 6 or elsewhere in this Agreement.

     2. Award. The Participant is hereby granted the number of shares of Restricted Stock set forth in paragraph 1.

     3. Dividends and Voting Rights. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Participant will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (A) the participant will not be entitled to delivery of the stock certificate or certificates representing any shares of Restricted Stock until the Restricted Period with respect to such shares of Restricted Stock shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (B) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restricted Period; (C) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restricted Period shall have expired; and (D) a breach of any of the restrictions, terms or conditions contained in the Plan or this Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

     4. Deposit of Shares of Restricted Stock. The Restricted Stock will be represented by a stock certificate or certificates registered in the name of the Participant to whom such Restricted Stock shall have been awarded. During the Restricted Period, certificates representing the Restricted Stock and nay securities constituting Retained Distributions shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and this Agreement. Such certificates shall be deposited by the Participant with the Company, together with sock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and this Agreement.

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     5.   Transfer, Forfeiture and Withholding of Shares. Upon the expiration of the Restricted Period with respect to the shares of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions, all of such shares of Restricted Stock shall become vested and the restrictions shall lapse in accordance with the terms of this Agreement and any Retained Distributions with respect to such shares of Restricted Stock shall become vested and the restrictions shall lapse to the extent that the shares of Restricted Stock related thereto shall have become vested and the restrictions shall lapse. Any such shares of Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Participants shall not thereafter have any rights with respect to such shares of Restricted Stock and Retained Distributions that shall have been so forfeited.

     Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered until the expiration of the Restricted Period or, if earlier, until the Participant is vested in the shares. Except as otherwise provided in paragraph 1, if the Participant's Date of Termination occurs prior to the end of the Restricted Period, the Participant shall forfeit all shares of the Restricted Stock and Retained Distributions which have not vested as of the Participant's Date of Termination.

     Participant may, at his sole discretion, satisfy any withholding tax obligations due to the vesting of shares of Restricted Stock by requesting the Company to withhold the requisite number of such shares.

     6. Definitions. For purposes of this Agreement, the terms used in this Agreement shall be subject to the following:

     Date of Termination. The Participant's "Date of Termination" shall be the first day occurring on or after the Grant Date on which the Participant is not employed by or a consultant to the Company, regardless of the reason for the termination of employment or consulting relationship.

     Disability. "Disability" shall have the meaning set forth in Section 7(c) of the Plan.

     Plan Definitions. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

     7. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any rights of the Participant or benefits distributable to the Participant under this Agreement have not been exercised or distributed, respectively, at the time of the Participants' death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be distributed to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to




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
designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary but the Designated Beneficiary dies before the Designated Beneficiary's exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

     8. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to this Agreement is final and binding.

     9. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company.

     10. Amendment. This Agreement may be amended by written Agreement of the Participant and the Company, without the consent of any other person.

     IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

                                        PARTICIPANT


                                        /s/ JAMES E. SKINNER
                                        --------------------------------
                                        James E. Skinner


                                        CAPROCK COMMUNICATIONS CORP.

                                        By:   /s/ JERE THOMPSON, JR.
                                              --------------------------
                                        Name: Jere Thompson, Jr.
                                              --------------------------
                                        Its:  Chief Executive Officer
                                              --------------------------


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